Exhibit 23.3

BEFEC-PRICE WATERHOUSE              SYC SA
34, Place des Corolles              6 rue Le Sueur
Tour AIG - Cedex 105                75116 PARIS
92908 Paris La Defense 2




                     CONSENT OF INDEPENDENT AUDITORS


BOARD OF DIRECTORS
AUTOLIV AB
Box 70381
S-107 24 Stockholm
SUEDE

            We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan (the "Form S-8") and to the use of our report dated January 27, 1997, with respect to the financial statements of Franco Suedoise d'Investissements SA, as of December 31, 1996, included in the Proxy Statement/Prospectus/Exchange Offer that is made a part of the Registration Statement on Form S-4 of Autoliv, Inc. (File No. 333-23813) which, in turn, has been incorporated by reference in the Form S-8.

Paris, France
April 30, 1997

For BEFEC-PRICE WATERHOUSE          For SYC SA
Statutory auditor                   Statutory auditor


/S/ J. VANTALON                     /S/ S. YABLONSKY
J. Vantalon                         S. Yablonsky